Exhibit 99.2

PROXY VOTING INSTRUCTIONS
AIRTRAN HOLDINGS, INC. 9955 AIRTRAN BLVD. ORLANDO, FL 32827

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Standard Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Standard Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to AIRTRAN HOLDINGS, INC., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M28078-TBD                KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AIRTRAN HOLDINGS, INC.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2.

1.	Approval of Agreement and Plan of Merger					For	Against	Abstain

To approve the Agreement and Plan of Merger, dated as of September 26, 2010, by and among Southwest Airlines Co. (“Southwest”), AirTran Holdings, Inc. and Guadalupe Holdings Corp., a wholly owned subsidiary of Southwest.

						☐	☐	☐
2.	To adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve proposal 1.					☐	☐	☐
THE BOARD OF DIRECTORS FAVORS A VOTE “FOR” THE MATTERS ABOVE AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.
Note:

Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

For address changes and/or comments, please check this box and write them on the back where indicated.			☐	U.S. CITIZENSHIP
Please indicate if you plan to attend the special meeting.	☐	☐		Please mark “YES” if the stock owned of record or beneficially by you is owned and controlled ONLY by U.S. citizens (as that term is defined in the Federal Aviation Act, 49 U.S.C. 40102(a)(15)), or mark “NO” if such stock is owned or controlled by any person who is NOT a U.S. citizen.		☐	☐
	Yes	No				Yes	No

Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)		Date

ADMISSION TICKET TO ATTEND THIS MEETING, YOU MUST PRESENT THIS ADMISSION TICKET OR OTHER PROOF OF SHARE OWNERSHIP.

Stockholders may be asked for a valid picture identification. For security reasons, all bags are subject to search, and all persons who attend the meeting may be subject to a metal detector and/or hand wand search.

Registration begins at [—] a.m.

NOTE: Cameras, tape recorders, “smart” phones, or other similar recording devices will not be allowed in the meeting room.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to be Held on [—][—], 20[—]: The Notice and Proxy Statement is available on the internet at www.proxyvote.com.

M28079-TBD

SPECIAL MEETING OF SHAREHOLDERS OF AIRTRAN HOLDINGS, INC. PROXY/VOTING INSTRUCTION CARD [—][—] , 20[—]
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF AIRTRAN HOLDINGS, INC.
P R O X Y

The undersigned hereby appoints Robert L. Fornaro and Richard P. Magurno, and either of them, with power of substitution to each, the proxies of the undersigned to vote the common stock of the undersigned at the special meeting of shareholders of AIRTRAN HOLDINGS, INC. to be held on [—][—], 20[—], at [—] a.m. at [—] and any adjournments or postponements thereof, as indicated on the reverse side of this proxy card with respect to the proposals set forth in the accompanying proxy statement/prospectus. The undersigned acknowledges receipt of the notice of special meeting and proxy statement/prospectus with respect to such special meeting and certifies that, to the knowledge of the undersigned, all equity securities of AirTran Holdings, Inc. owned of record or beneficially by the undersigned are owned and controlled ONLY by U.S. citizens (as that term is defined in the Federal Aviation Act, 49 U.S.C. 40102(a)(15)), except as indicated on the reverse side hereof.

This proxy when properly executed, will be voted in the manner directed by the undersigned shareholder(s). If no direction is made, the proxy will be voted “FOR” the proposal to approve the Agreement and Plan of Merger, dated as of September 26, 2010, by and among Southwest Airlines Co. (“Southwest”), AirTran Holdings, Inc. and Guadalupe Holdings Corp., a wholly owned subsidiary of Southwest (Proposal 1), “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to approve Proposal 1 (Proposal 2), and in accordance with the sole discretion of the proxies named above on such other business as may properly come before the special meeting or any postponement or adjournment thereof.

The undersigned hereby revokes any and all previously submitted proxies to vote at the special meeting of shareholders or any postponement or adjournment thereof.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
(Continued and to be signed on reverse side.)